Exhibit 8.1

List of Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 20251

ALIBABA GROUP SERVICES LIMITED (Hong Kong)

Hangzhou Haoyue Enterprise Management Co., Ltd. (PRC)

Alibaba (China) Co., Ltd. (PRC)

Alibaba Investment Limited (British Virgin Islands)

Hangzhou Orange Shield Information Technology Co., Ltd. (PRC)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Hangzhou Alibaba Venture Capital Management Co., Ltd. (PRC)

Taobao Holding Limited (Cayman Islands)

Beijing Chuanfu Yunxi Technology Co., Ltd. (PRC)

Alibaba ZT Investment Limited (Hong Kong)

Ali WB Investment Holding Limited (Cayman Islands)

ALIBABA.COM CHINA LIMITED (Hong Kong)

Elephant Limited (British Virgin Islands)

Ali CV Investment Holding Limited (Cayman Islands)

Chuanli Technology (Hangzhou) Co., Ltd. (PRC)

Chuanyun Network Technology (Nanjing) Co., Ltd. (PRC)

Wuhan Chuanbo Technology Co., Ltd. (PRC)

Alibaba SJ Investment Limited (British Virgin Islands)

Ali CN Investment Holding Limited (British Virgin Islands)

Beijing Chuanfu Xingyun Technology Co., Ltd. (PRC)

Des Voeux Investment Company Limited (British Virgin Islands)

Beijing Chuanfu Yunyu Technology Co., Ltd. (PRC)

Chuan'Xi Technology (Shanghai) Co., Ltd. (PRC)

Chuanfu (Guangzhou) Information Technology Co., Ltd. (PRC)

Hangzhou Chuanyu Yunhong Technology Co., Ltd. (PRC)

Chuanjia Technology (Hangzhou) Co., Ltd. (PRC)

ALIBABA SOUTHEAST ASIA HOLDING PRIVATE LIMITED (Singapore)

Hangzhou Xintou Information Technology Co., Ltd. (PRC)

Hangzhou Alibaba Zetai Information Technology Co., Ltd. (PRC)

A-RT Retail Holdings Limited (Hong Kong)

Alibaba (China) Technology Co., Ltd. (PRC)

Taobao (China) Software Co., Ltd. (PRC)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Taobao China Holding Limited (Hong Kong)

Zhangjiakou Tmall Youpin E-Commerce Co., Ltd. (PRC)

Zhejiang Haochao Network Technology Co., Ltd. (PRC)

Shanghai Taocaicai E-Commerce Co., Ltd. (PRC)

Hangzhou Alimama Software Services Co., Ltd. (PRC)

Zhejiang Tmall Supply Chain Management Co., Ltd. (PRC)

HQG, Limited (Hong Kong)

Hangzhou Today Store Supply Chain Management Co., Ltd. (PRC)

Tmall Global Universal Co., Limited (Hong Kong)

Hangzhou Yangcheng Electronic Commerce Co., Ltd. (PRC)

Hangzhou Haochao E-Commerce Co., Ltd. (PRC)

Alibaba (Shanghai) Co., Ltd. (PRC)

Wuhan Haochao E-Commerce Co., Ltd. (PRC)

Nanjing Haochao E-Commerce Co., Ltd. (PRC)

Chengdu Haochao E-Commerce Co., Ltd. (PRC)

1 Other subsidiaries and consolidated entities of Alibaba Group Holding Limited have been omitted because, in the aggregate, they would not be a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X as of the end of the fiscal year covered by this report. The English names of the PRC companies are translations for reference only.

Guangzhou Haochao E-Commerce Co., Ltd. (PRC)

Jiaxing Haochao E-Commerce Co., Ltd. (PRC)

Zhejiang Tmall Network Co., Ltd. (PRC)

Zhejiang Taobao Network Co., Ltd. (PRC)

Shanghai Haochao E-commerce Co., Ltd. (PRC)

Shenzhen Haochao E-Commerce Co., Ltd. (PRC)

Shanghai Taobao&Tmall Enterprise Management Co., Ltd. (PRC)

Alibaba Cloud Computing Ltd. (PRC)

ALIBABA CLOUD (SINGAPORE) PRIVATE LIMITED (Singapore)

Alibaba Cloud (Shanghai) Information Technology Co., Ltd. (PRC)

Alibaba Cloud Computing (Zhangbei) Co., Ltd. (PRC)

Hangzhou AliCloud Apsara Information Technology Co., Ltd. (PRC)

Alibaba Information Port (Jiangsu) Co., Ltd. (PRC)

Alibaba Information Port (Wulanchabu) Co., Ltd. (PRC)

Alisoft China Holding Limited (Hong Kong)

Alibaba Cloud Southwest Information Technology Co., Ltd. (PRC)

Tongyi Yunqi (Hangzhou) Information Technology Co., Ltd. (PRC)

Alibaba Cloud (Beijing) Technology Co., Ltd. (PRC)

Alibaba Information Port (Guangdong) Co., Ltd. (PRC)

Orange Cloud Xiangyu (Shanghai) Digital Technology Co., Ltd. (PRC)

Centennial Yunqi (Shanghai) Network Technology Co., Ltd. (PRC)

Nantong Haimen Jucheng Cloud Electronic Technology Co., Ltd. (PRC)

Alibaba Jiangsu Information Technology Co., Ltd. (PRC)

Alibaba Cloud Yangtze River Delta (Jiashan) Information Technology Co., Ltd. (PRC)

Alibaba Cloud Apsara (Hangzhou) Cloud Computing Technology Co., Ltd. (PRC)

AliCloud Zhixin (Shanghai) Information Technology Co., Ltd. (PRC)

Zhejiang Alibaba Cloud Computing Ltd. (PRC)

North Hill Holdings Limited (British Virgin Islands)

Ant Bank (Macao) Limited (Macau)

Yidian Lingxi Information Technology (Guangzhou) Co., Ltd. (PRC)

Lingxi Interactive Entertainment Holding Limited (Hong Kong)

Shanghai Hema Network Technology Co., Ltd. (PRC)

Shanghai Hema Logistics Network Co., Ltd. (PRC)

Nanjing Hema Network Technology Co., Ltd. (PRC)

Beijing Hema Network Technology Co., Ltd. (PRC)

Alibaba Singapore Holding Private Limited (Singapore)

OneTouch International Limited (Hong Kong)

ALIBABA.COM HONG KONG LIMITED (Hong Kong)

Alibaba (Chengdu) Software & Technology Co., Ltd. (PRC)

SHENZHEN ONETOUCH BUSINESS SERVICE LTD. (PRC)

Alibaba.com Singapore E-Commerce Private Limited (Singapore)

MICTW Supply Chain Service Singapore Private Limited (Singapore)

Alibaba.com International (Cayman) Holding Limited (Cayman Islands)

LAZADA SOUTH EAST ASIA PTE. LTD. (Singapore)

DSM Grup Danismanlik Iletisim ve Satis Tic. A.S. (Türkiye)

Zhejiang Fliggy Network Technology Co., Ltd. (PRC)

Youku Information Technology (Beijing) Co., Ltd. (PRC)

Beijing Youku Technology Co., Ltd. (PRC)

Youku Internet Technology (Beijing) Co., Ltd. (PRC)

Hujing Culture Entertainment (Beijing) Co, Ltd.2 (PRC)

Beijing Damai Cultural Media Development Co., Ltd. (PRC)

Damai Entertainment Holdings Limited3 (Bermuda Islands)

Hangzhou Cainiao Supply Chain Management Co., Ltd. (PRC)

Cainiao Smart Logistics Network Limited (Cayman Island)

Beijing Easy Travel Co., Ltd. (PRC)

Shanghai Hongyi Information Technology Co., Ltd. (PRC)

2 Formerly known as Alibaba Culture Entertainment Co., Ltd.

3 Formerly known as Alibaba Pictures Group Limited.

Rajax Network Technology (Shanghai) Co., Ltd. (PRC)

Shanghai Fengniao Biying Information Technology Co., Ltd. (PRC)

Shanghai Rajax Information Technology Co., Ltd. (PRC)

ALIBABA HEALTH (HONG KONG) TECHNOLOGY COMPANY LIMITED (Hong Kong)

Alibaba Health Pharmaceutical Chain Co., Ltd. (PRC)

Alibaba Health Technology (China) Co., Ltd. (PRC)

Guangzhou UCWeb Computer Technology Co., Ltd. (PRC)